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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to National Dentex Corporation's 1992 Long Term Incentive Plan, of our report dated February 4, 1998 on the financial statements included in the 1997 Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
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Boston, Massachusetts
April 15, 1998